                                                                Exhibit 10.10


                         WORLDGATE AFFILIATION AGREEMENT


THIS AGREEMENT DATED 12/8/98, IS BETWEEN PRESTIGE CABLE, INC., WITH ITS PRINCIPAL PLACE OF BUSINESS AT 406 OLD MILL ROAD, CARTERSVILLE, GA 30120, (HEREINAFTER REFERRED TO AS "AFFILIATE") AND WORLDGATE COMMUNICATIONS, INC., WITH ITS PRINCIPAL PLACE OF BUSINESS AT: 3220 TILLMAN DRIVE, SUITE 300, BENSALEM, PA 19020 (HEREINAFTER REFERRED TO AS "WG").

AFFILIATE AND WG (COLLECTIVELY THE "PARTIES") HEREBY AGREE AS FOLLOWS:

1.    DEFINITIONS:

      The following terms, abbreviations and definitions used in this Agreement shall have the meanings set forth herein below:

      (a) "SYSTEM(S)" means Affiliate's television distribution system(s), including the equipment and facilities directly associated therewith, for the geographical service areas identified in Exhibit A. Affiliate may, from time to time, add additional Systems, in which event Affiliate shall provide WG with at least ninety (90) days advance written notice of any such proposed additions to the System, and upon the agreement of the Parties with respect to the proposed additions this Agreement shall be promptly amended to cover the proposed additions by the execution of supplemental and/or superseding Exhibit A(s) setting forth the agreed and then current information relevant to such Systems.

      (b) "SUBSCRIBER" means a person or entity gaining access to the WorldGate-SM- Service through Affiliate's System(s).

      (c) "SUBSCRIBER ACCESSIBLE CONTENT" means the data, information, programs, displays, applications and other content (including without limitation, the Internet) which, from time to time, are provided for access by Subscribers to the WorldGate-SM- Service. Affiliate acknowledges that elements of such Subscriber Accessible Content, such as the Internet, may include materials and information of unreliable, uncertain or even objectionable origin, nature and/or character, and that WG expressly disclaims any responsibility for or liability associated with Subscriber's access to or use of the Subscriber Accessible Content. Affiliate further acknowledges that Subscriber Accessible Content is dynamic and that the providers thereof may, from time to time, and for any reason make additions to, deletions from and otherwise modify Subscriber Accessible Content.

      (d) "TERM" means the term of this Agreement which shall commence on the date hereof, and shall terminate seven (7) years from such date, except if renewed or terminated earlier as provided herein.

      (g) "WORLDGATE-SM- PLATFORM" means the hardware and software components to be supplied by WG for Affiliate's use in connection with Affiliate's System(s) to provide Subscriber access to the WorldGate Service hereunder.

      (h) "WORLDGATE-SM- SERVICE" means an interactive Internet access service which utilizes the WorldGate Platform in connection with the Affiliate's System(s) for addressably transmitting downstream application information (including Subscriber Accessible Content) to Subscribers in the System's channels (vertical blanking intervals, full video channels or MPEG data stream) and, either utilizing separate rf sub-bands of the System's current allocated spectrum and/or a suitable phone-network based return facility for transmitting upstream communication.


WorldGate Communications      Confidential

2.    AUTHORIZATION OF RIGHTS, WORLDGATE PLATFORM AND SYSTEMS:

      (a) During the Term hereof WG authorizes Affiliate to use the WorldGate Platform to provide the WorldGate Service to Subscribers, and such Subscribers to have access to and use of the WorldGate Service via the WorldGate Platform in connection with Affiliate's System, in accordance with the terms and conditions of this Agreement.

      (b) Upon the execution of this Agreement, and from time to time thereafter as the number of Subscribers increases, Affiliate shall acquire by purchase, lease or such other acquisition transaction as determined by the Parties, the components of the WorldGate Platform which WG and Affiliate agree in writing to be required to offer the WorldGate Service. Certain terms and conditions with respect to such acquisition, warranty and support of the WorldGate Platform are set forth in Exhibit B.

      (c) Affiliate shall provide suitable Systems as further identified in Exhibit A. The installation, maintenance and support of such Systems shall be the sole responsibility of Affiliate and its suppliers. To enable WG to perform its obligations hereunder Affiliate shall provide to WG (and its contractors) reasonable physical access (upon advance notice by WG) as well as continuous electronic access (via electronic means including direct modem and Internet connections) to such Systems, and to the WorldGate Platforms connected thereto.


3.    RESERVATION OF RIGHTS; TRADEMARKS; PROMOTION OF SERVICE:

      (a) All licenses, rights and interest in, to and with respect to the WorldGate Service (including without limitation the Subscriber Accessible Content,) the elements, parts and derivations thereof (including without limitation the writings, images, displays, electronic reproductions, user interfaces, sounds, data, information and other works embodied therein, derived therefrom or ancillary thereto, and the media of reproduction, performance or exhibition thereof), as well as the intellectual property rights related thereto, not specifically granted herein to Affiliate or to Subscribers, shall be and are expressly and entirely reserved by WG and the applicable providers of such Subscriber Accessible Content. The rights and licenses granted to Affiliate and the Subscribers pursuant to this Affiliation Agreement do not include any right to sublicense any third party, in whole or in part.

      (b) Affiliate agrees that it is the essence of this Agreement that, without the specific written consent of WG, or except as otherwise set forth herein: (i) the WorldGate Platform shall not be modified by Affiliate in any manner; (ii) the WorldGate Platform shall not be utilized by Affiliate for any purpose other than to provide the WorldGate Service; and (iii) Affiliate shall not authorize any other party to do any of the acts forbidden herein (collectively, the "Prohibited Acts"). Affiliate shall immediately notify WG upon the occurrence or likely occurrence of any Prohibited Acts of which it becomes aware.

      (c) The Parties recognize that each other's trademarks and brands are significant assets of the Party owning the same and that any use of such trademarks and brands shall only be with the other's prior consent and then only in a manner consistent with that typically used with quality and valued trademarks and brands, and intended to promote the good will associated with the same. Affiliate agrees to prominently display the applicable WG brands in all external communications promoting Internet access for television such as, but not limited to, advertisements, commercials, direct mail pieces, bill stuffers, and price lists. Affiliate agrees to diligently promote the WorldGate Service with resources and activities which are no less than those generally used to promote other offerings having a comparable potential customer base, including participation in such cooperative marketing activities as may be agreed by the Parties, including without limitation the activities set forth in Exhibit C.

WorldGate Communications      Confidential

4.    PAYMENTS, ACCESS FEES AND TAXES:

      (a) As consideration for the rights granted and services performed hereunder with respect to the WorldGate Service, Affiliate shall pay to WG Subscriber Access Fees as more fully set forth in Exhibit D. Notwithstanding the required payment of a Subscriber Access Fee as described above, the Parties agree and acknowledge that Affiliate is free to determine what fees, if any, it charges its customers with respect to access to the WorldGate Service. All quotations, prices, fees and monies due thereunder to WG are net of all duties, franchise fees and taxes (including interest and penalties on any such amounts) now or hereafter imposed or based upon the licensing, rental, purchase, shipment, delivery, transmission, exhibition, possession, or use of the WorldGate Platform, the access to the WorldGate Service and any Subscriber Accessible Content, or any transfer of technology hereunder, but excluding however any taxes assessed upon any of WG's income (collectively "Taxes"). Affiliate shall indemnify and hold WG forever harmless from any liability associated with such Taxes.

      (b) Except for Subscriber Access Fees all payments hereunder shall be made promptly at the net invoice price within thirty (30) days after the receipt of an invoice for the same. Invoices for equipment purchased shall be provided to Affiliate upon delivery of such equipment. Interest shall accrue on all amounts not paid when due at a rate equal to the lesser of twelve (12%) percent per annum or any maximum rate imposed under applicable laws and regulations. Payments shall not be deferred or subjected to setoff by Affiliate. Payments may not be suspended and shall continue during the pendency of any dispute hereunder. All prices and fees stated herein and all payments to be made to WG hereunder are expressed in, and shall be made, in the currency of the United States unless otherwise agreed in writing by the parties. WG reserves the right to change or limit the amount or duration of any payment credit terms which may be extended to Affiliate hereunder in the event of any change in the credit worthiness of Affiliate as determined by WG in its sole discretion.


5. STATEMENTS AND REPORTS: To afford determination and/or verification of the Subscriber Access Fees due WG shall provide to Affiliate an accounting statement and report within twenty (20) days after the beginning of each calendar month in which the WorldGate Service is distributed hereunder. Said statement shall include the following information to the extent applicable: the number of Subscribers, the type of Subscriber accounts, the Subscriber usage, and the total amount due for access to the WorldGate Service hereunder. Such information may be provided electronically by Affiliate access to computer terminals associated with the WorldGate Platform and/or in connection with a third party standard billing interface. Affiliate acknowledges and agrees that WG will have access to such of Affiliate's records and information relating to Subscribers as reasonably required to comply with WG's contractual obligations and to provide such statements and reports as are required hereunder.


6. AUDIT: Affiliate and WG shall keep accurate and complete books and records of Subscriber accounts and their access to and use of the WorldGate Service. Subject to the confidentiality provisions contained herein, each of Affiliate and WG may, not more than once during each calendar year and upon at least thirty days prior written notice, at its expense and during regular business hours, have the right to audit all such books and records of the other. Such audits shall be conducted by a internationally recognized, independent public accounting firm chosen by the auditing Party on the auditing Party's behalf. The audited Party agrees to fully cooperate with auditing Party's representatives and/or designees, and shall provide such representatives and/or designees with adequate space in which to facilitate any audit of such books and/or records. If an audit reveals a discrepancy in the amounts owed for the audit period, WG and Affiliate agree to make prompt adjustments of such accounts along with any required credits or payments associated therewith.

WorldGate Communications      Confidential

7.    REPRESENTATIONS AND WARRANTIES OF THE PARTIES:

      (a) Each of the Parties represents and warrants that (i) it has the authority and power to enter into this Agreement and to perform its obligations hereunder; and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and are deemed to be valid, binding and enforceable obligations.


8.    INDEMNIFICATION:

      (a) WG shall indemnify Affiliate against (i) any award of damages and costs made against Affiliate by a final judgment of a court of competent jurisdiction in any such action, insofar as the same are based on a claim that the WorldGate Platform infringes any United States patent, and (ii) any settlements or compromises made by WG as described below. WG shall control the defense of any such action including appeals, and all of negotiations thereof, including the right to effect any settlement or compromise. In case the use of the WorldGate Platform is, in any action, held to constitute such an infringement and the use thereof is enjoined, WG shall, at its option and expense (x) procure for Affiliate the right to continue using the WorldGate Platform, (y) replace or modify the same so that it becomes non-infringing and performs the same service with substantially the same quality, or (z) authorize Affiliate to return the effected WorldGate Platform and provide Affiliate with a refund of the purchase price, less an allowance for past use prorated based upon the initial term of this Agreement. The above indemnity shall not apply to and WG shall have no liability for any claim of infringement based on: (1) any use of other than a current unaltered release of the WorldGate Platform; or (2) any access to or use of the Subscriber Accessible Content; or (3) any combination or use of the WorldGate Platform with non-WG hardware, software, methods, processes or applications, or (4) any use of the WorldGate Platform other than is authorized herein. The foregoing states the entire liability with respect to infringement of any intellectual property rights with regard to the WorldGate Platform.

      (b) Affiliate shall indemnify WG against (i) any award of damages and costs made against WG by a final judgment of a court of competent jurisdiction in any such action, insofar as the same are based on a claim of infringement arising out of: (1) any use of other than a current unaltered release of the WorldGate Platform; or (2) any combination or use of the WorldGate Platform with non-WG hardware or software, methods, processes, applications, or any Affiliate sourced or required Subscriber Accessible Content, or (3) any use of the WorldGate Platform other than is authorized herein, and (ii) any settlements or compromises made by Affiliate as described below.

      (c) In any case in which indemnification is sought hereunder:

            (i) The party seeking indemnification shall promptly notify the other party in writing upon the initiation of any claim or litigation to which the indemnification relates;

            (ii) The party seeking indemnification shall afford the other party the opportunity to participate in, and, at the option of such other party, to control, any compromise, settlement, litigation or other resolution or disposition of any such claim.

            (iii) The party seeking indemnification shall fully cooperate with the reasonable requests of the other party in its participation in, and control of, any compromise, settlement, litigation or other resolution or disposition of any such claim.

WorldGate Communications      Confidential

9.    TERMINATION AND DEFAULTS:

      (a) Either party shall be entitled to terminate this Agreement within one hundred eighty (180) of the date hereof (the "trial period"), if it determines that the Subscriber demand for the WorldGate Service is not acceptable. If Affiliate terminates this Agreement during the trial period as aforesaid and prior to the expiration of such trial period, but no later than 10 business days after it's notice of termination, returns to WG the components of the Headend Package, in working condition, reasonable wear and tear excepted, Affiliate will receive a refund of the purchase price for such components so returned.

      (b) In addition to all of its other rights and remedies at law and in equity, either party shall be entitled at its option forthwith, upon giving notice to the other party, to terminate this Agreement and all licenses granted hereunder, (i) if said other party shall fail to perform any of its obligations or undertakings required of it hereunder, or shall be in breach of any of its warranties or representations herein contained, and shall not have cured or remedied such failure or breach within sixty (60) days of written notification thereof; provided, however that with respect to any failure to pay Subscriber Access Fees such cure period shall be reduced to ten (10) business days from the date of written notification hereunder; (ii) if a party hereunder commences a voluntary case under Title 11 of the United States Bankruptcy Code as now and hereafter in effect, or any successor statute, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a party consents to the entry of an order for relief in an involuntary case, or to the conversion of a voluntary case to an involuntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; a party makes any assignment for the benefit of creditors; a party is unable or fails or admits in writing of its inability or failure to pay its debts as such debts become due; or the Board of Directors or other governing body of a party adopts any resolution or otherwise approves authorization to act upon any of the foregoing, such action shall be deemed a breach hereunder; or (iii) if any order, judgment or decree is entered against decreeing the dissolution or split-up of such party, and such order remains undischarged or unstated for a period in excess of thirty (30) calendar days, such action shall be deemed a breach hereunder.

      (c) Sections 3,(a), 3(b), 6, 8-12, and 14-16, as well as any obligation which has accrued prior to any expiration or termination of this Agreement shall survive such expiration or termination. All outstanding amounts owing hereunder shall become immediately due and payable in the event of any expiration or termination of this Agreement.


10.   NON-WAIVER OF BREACH; REMEDIES CUMULATIVE; LIMITATION ON DAMAGES:

      (a) A waiver by either party of any of the terms or conditions of this Agreement shall not, in any instance, be deemed or construed to be a waiver of such terms or conditions for the future or of any subsequent breach thereof. No payment or acceptance thereof under this Agreement shall operate as a waiver of any provision hereof.

      (b) Except as set forth herein all remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party. IN NO EVENT SHALL EITHER PARTY HEREUNDER BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION ANY LOST PROFIT OR INVESTMENT AND THE LIKE), INDIRECT OR INCIDENTAL DAMAGES, BY WAY OF INDEMNITY OR OTHERWISE.

      (c) In no event shall WG be liable for damages in excess of the amounts paid to WG hereunder with respect to the particular subject matter giving rise to such damages.

WorldGate Communications      Confidential

11. NOTICES: Except as herein otherwise expressly provided, all notices, statements and other documents desired or required to be given hereunder shall be in writing and shall be given by overnight courier service or other personal delivery, certified mail, email or fax or other comparable immediate electronic transmission (with a copy sent by regular U.S. mail). All notices, statements and other documents shall be sent to:

If to WG:

Accounting statements and               All other notices should be sent to:
remittances should be sent to:

WORLDGATE COMMUNICATIONS, INC.          WORLDGATE COMMUNICATIONS, INC.
3220 Tillman Drive, Suite 300           3220 Tillman Drive, Suite 300
Bensalem, PA  19020                     Bensalem, PA 19020
Attn:  Accounting Services              Attn:  Affiliate Administration
                                        with a copy to the General Counsel

If to Affiliate:


PRESTIGE CABLE, INC.
406 Old Mill Road
Cartersville, GA  30120
Attn:
    -------------------

(or at such other address as may be designated in writing by either party no less than thirty (30) days prior to the date of transmission of the notice, statement, etc.). Notice given by mail within the contiguous United States shall be deemed given three (3) days after the date of mailing; Notice given by international mail shall be deemed given ten (10) days after the date of mailing, notice given by electronic transmission, courier service or by personal delivery shall be deemed given upon delivery by the transmission service or messenger.


12. GOVERNING LAW AND EXPORT RESTRICTIONS: All matters pertaining to this Agreement (including its interpretation, validity, performance and breach), in whatever jurisdiction action may be brought, shall be governed by the laws of the State of Delaware (excluding its conflict of law provisions as well as any adoption of the Convention on Contracts for the International Sale of Goods and successors thereto). The parties hereto expressly consent and agree to submit to the jurisdiction of any court of competent jurisdiction in the State of Delaware, and to accept service of process outside the State of Delaware in any matter to be submitted to any such court pursuant hereto. Wherever there is any conflict between any provision hereof and any law or requirement with the force of law, this Agreement shall remain valid and such provision hereof shall be restricted to the extent, and only to the extent, necessary to bring it within the applicable requirements, unless such restriction shall, in the opinion of WG, have the effect of materially nullifying, or impairing, this Agreement. Affiliate shall comply fully with all then current applicable laws and regulations relating to the export of products and technical data including, but not limited to, any regulations of the United States Office of Export Administration.


13. FORCE MAJEURE: Neither party shall, in any manner whatsoever, be liable or otherwise responsible for any delay or default in, or failure of performance (other than the failure to make payments hereunder) resulting from or arising out of or in connection with, any "Event of Force Majeure" and no such

WorldGate Communications      Confidential
delay, default in, or failure of performance shall constitute a breach by either party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a party shall mean any act, cause contingency or circumstances beyond the reasonable control of such party, including, without limitation, and to the extent beyond the control of such other party, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, lack of or shortage of, or inability to obtain, any labor, machinery, materials, fuel, supplies or equipment from normal sources of supply, strike, work stoppage or slowdown, lockout or other labor dispute, earthquake, hurricane, other natural calamity, damage or destruction to plant and/or equipment, fire or any other accident, condition, cause, contingency or circumstance (including, without limitation, acts of God) beyond the reasonable control of such party.


14.   CONFIDENTIALITY:

      (a) The recipient of any confidential information of the other hereunder agrees to safeguard the confidentiality of such confidential information by applying policies and procedures adequate for that purpose, including without limitation, restricting the disclosure of this confidential information to employees and consultants needing to know the same for the purpose of this Agreement, who have agreed in writing to safeguard such confidential information in a manner consistent with the provisions of this paragraph. The recipient shall not disclose any such confidential information to any other person, firm or corporation, or use the same except for the purpose stated hereinabove, and shall exercise at least the same degree of care to guard against disclosure or unauthorized use of such confidential information, as the recipient employs with respect to its own confidential information, but in no event less than reasonable care.

      (b) The recipient shall have no obligation of confidentiality hereunder with respect to any information which:

            (i) is already properly known to the recipient other than as a result of a prior confidential disclosure by the disclosing Party;
            (ii) is or becomes publicly known otherwise than by the recipient's (or someone receiving the information from recipient) fault or breach of this Agreement;
            (iii) is rightfully received by the recipient without restriction from a third party who is not under an obligation of confidentiality, directly or indirectly, to the disclosing Party;
            (iv) is independently developed by the recipient without benefit of the confidential information received hereunder;
            (v) is approved for release in writing by the disclosing Party; or
            (vi) is required to be disclosed by the recipient pursuant to judicial or regulatory action, provided that the disclosing party is promptly notified at the time such action is initiated and the recipient fully cooperates with the disclosing Party in seeking continued confidential treatment of such information to the extent possible.

      (c) Except as may be reasonably required by applicable law, regulation or court order, the Parties agree that neither of them shall publicly divulge or announce, or in any manner disclose to any third party, other than its attorneys and accountants, any of the specific terms and conditions of this Agreement, including without limitation the Subscriber Access Fees payable hereunder, and the parties further warrant and agree that none of their officers, directors or employees will do so.

WorldGate Communications      Confidential

15. PROCEDURE PRIOR TO LITIGATION: Prior to initiating any litigation with respect to any controversy, claim or dispute arising hereunder or related hereto, but excluding any claim arising under Sections 3 or 14 of this Agreement (a "Dispute") a Party must first notify the other Party and request in writing that such Dispute be submitted to an executive committee consisting of one senior ranking executive named by each of the Parties for such purpose. Such named executive shall have the authority and be capable of making binding decisions on behalf of such Party with respect to such Dispute. Within five (5) business days following the receipt of such notice (or such other period as may be agreed by the Parties) each Party shall have named its executive committee participant, and within ten (10) business days following the receipt of such notice (or such other period as may be agreed by the Parties) the executive committee shall meet to discuss the Dispute. If the executive committee is not able to resolve the Dispute within twenty (20) business days following the receipt of such notice (or such other period as may be agreed by the Parties), then either Party may proceed with the initiation of such litigation as may be appropriate.


16. MISCELLANEOUS; ENTIRE UNDERSTANDING: The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement. This Agreement does not in any way create the relationship of franchise, joint venture, partnership or agency between WG and Affiliate, and each shall remain an independent contractor, and as such shall not act or represent itself, directly or by implication, as agent for the other or assume or create any obligation of or in the name of the other. This Agreement will inure to the benefit of and be binding upon the Parties and their respective representatives, and permitted successors and assignees. This Agreement, including the Exhibits identified herein, sets forth the entire understanding of the parties with respect to the subject matter hereof, and all oral agreements and all prior written agreements with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by an authorized representative of the Parties, and this provision may not be waived except by written instrument signed by an officer of the Parties. This Agreement may be executed in any number of counterparts, with each such counterpart deemed to be an original, but all such counterparts shall together constitute one and the same instrument. In the event this agreement is translated into any foreign language counterpart, the English language counterpart shall remain controlling. This Agreement shall be presumed to have been negotiated and drafted by both Parties for the purpose of construing any ambiguities hereunder.


IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED AND ACCEPTED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

Affiliate: PRESTIGE CABLE, INC.             WG

By: /s/ Robert F. Buckfelder                By:  /s/ Scott B. Campbell

Name:  Robert F. Buckfelder                 Name:  Scott B. Campbell

Title:  Vice President                      Title:  V.P. Business Development

Date:  11/30/98                             Date:  12/8/98

Tel.: 704-663-4617                          Tel.: 215-633-5100

Fax: 704-663-0905                           Fax: 215-633-9590

WorldGate Communications      Confidential


                                    EXHIBIT A

                         TELEVISION DISTRIBUTION SYSTEMS


         SYSTEM NAME                LAUNCH DATE         APPROX. # OF SUBSCRIBERS
         -----------                -----------         ------------------------
         Mooresville, NC            12/15/98                  34,000
         Cartersville, GA           5/1/99                    50,000
         Westminster, MA            9/1/99                    28,000
         Fredricksberg, VA          7/1/99                    42,000



Each System identified above must include at least the following minimum facilities (to be supplemented as Subscriber base grows):

      (a) dedicated Internet Access Link - T1 or equivalent with comparable data rates
      (b) Cisco 2501 Router with IP Software (or approved equivalent)
      (c) Kentrox D-Serv CSU/DSU (or approved equivalent)


                                    EXHIBIT B
                               WORLDGATE PLATFORM

PLATFORM COMPONENTS AND PRICING:

Set forth below are standard components of the WorldGate Platform typically used for a System and the price for the same as of the effective date set forth below. Such prices are FOB WG's factory, and are valid for a period of ninety
(90) days from this effective date after which time they are subject to change by WG to reflect current prices.


                           ITEM                                FIRST UNIT IN A HEADEND          OTHER UNITS - SAME HEADEND
                           ----                                -----------------------          --------------------------

Headend Package (analog)                                                 ##                                 ##
Large System Headend Package (analog)                                    ##
Channel HyperLinking Server                                              ##
WorldGate Keyboard*                                                      ##                                 ##
* Non-U.S. language keyboards will be quoted separately.

Custom configuration options are available and will be quoted separately based upon the results of a site survey and expected Subscriber base. The purchase price for components of the WorldGate Platform does not include non-routine and/or non-U.S. surveys and installation which are available on a time and material basis at WG's customary rates (international locations will also involve travel and per diem charges.) The purchase price also does not include any improvements and/or modifications to Affiliate's Systems. In the event that WG is not able to deliver auto leveling functionality between the applicable components of the WorldGate Platform and the SA8610 settop cable box, WG further agrees to reimburse Affiliate, in an amount not to exceed [information redacted] ## per WorldGate enabled set top box, for Affiliate's documented incremental settop cable box cost of the WorldGate enabled 8610 settop cable box over the non-WorldGate enabled 8610, for up to an aggregate of 4000 of such WorldGate enabled settop cable boxes as have been acquired by Affiliate. The initial Headend Package for Mooresville has already been delivered and invoiced for a purchase price of [information redacted] ##. WG will continue to honor the reduced priced for this initial delivery not withstanding the above.

PROGRAM LICENSE:
Notwithstanding the use of the term "purchase" herein, or any other documents providing for the acquisition of such WorldGate Platform by Affiliate, the WorldGate Platform includes certain WorldGate and third party software, microcode and documentation, whether stored in electronic (including firmware), magnetic, optical or other media (collectively Programs) for which title to and all proprietary rights in are reserved to WG and its suppliers. All access to

------------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

WorldGate Communications      Confidential
and use of such Programs is subject to the terms and conditions of WG's License attached hereto and incorporated herein as Exhibit B-1.

LIMITED PRODUCT WARRANTY:
WG hereby warrants that as installed hereunder and for a period of three months thereafter ( but not more than four months after delivery if there is a delay between delivery and installation other than as may result from the actions and/or omissions of WG) such WorldGate Platform components will perform under normal use and service substantially in the manner specified in the applicable technical specification as published by WG prior to the execution of this Agreement, and that for this period the hardware components of the WorldGate Platform will be free from defects in materials and workmanship. This warranty shall not apply to any items subjected to accident, misuse, neglect, mishandling, unsuitable physical or operating environments or any installation, testing, repair, adjustment or alteration by anyone other than WG or its authorized vendors, or any use of non-approved components in connection with the WorldGate Platform. WG's warranty hereunder extends to Affiliate only, and to no other person or entity. This warranty shall not be enlarged or otherwise affected by, and no obligation or liability shall arise hereunder by WG's rendering of technical advice, help line support or service in connection with the products furnished hereunder. Any claims arising out of the aforesaid warranty must be submitted to, and the affected components must be returned or otherwise made available to WG in accordance with its published procedures, during the specified warranty period. Subject to the preceding conditions, WG will promptly examine such WorldGate Platform components and repair or replace any such components which are defective with respect to the above warranty. Any required service, repair or replacement (and the costs and expenses associated therewith) which are not covered by the above warranty will be the responsibility of Affiliate unless covered by an applicable WG service contract.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR STATUTORY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTY HEREUNDER, EXPRESS OR OTHERWISE, IS LIMITED TO THE WARRANTY TERM AND CONDITIONS AS SET FORTH ABOVE.

AFFILIATE TECHNICAL SUPPORT:
WG will at no additional charge to Affiliate provide technical support to Affiliate's customer service and engineering staff, 7 days per week, 24 hours per day, with such support to be provided by telephone, facsimile and/or the Internet. Except as is provided by WG pursuant to the terms and conditions of any applicable service contract or WG's written warranty herein, any required travel from WG's facilities or support in addition to that provided by telephone, facsimile or Internet hereunder will require payment for time and materials at WG's customary rates, as well as reimbursement for travel and per diem charges.

ON SITE TRAINING:
Prior to the initial launch of the WorldGate Service on Affiliate's Systems WG will conduct one on site customer service training program of up to 3 days in duration for domestic U.S. installations. Training for non-U.S. installations as well as additional training will be available on a time and materials basis at WG's customary rates, as well as reimbursement for travel, lodging and other per diem charges.

PLANT SPARES:
WG and Affiliate will cooperate to formulate and implement a recommended program for spare parts inventory, local maintenance strategy and emergency response.

SUBSCRIBER HELP LINE:
WG shall make available to WorldGate Subscribers for domestic US locations, a toll-based help line to assist WorldGate service Subscribers with questions relating to their WorldGate Service. Affiliate shall be responsible for all other Subscriber support. It is anticipated that initial Subscriber support will be provided by Affiliate with WG providing second level toll-based to Subscribers through the above telephone help line.

WorldGate Communications      Confidential

                                   EXHIBIT B-1
                     LICENSE AGREEMENT TERMS AND CONDITIONS

These terms and conditions provide for the licensing by WorldGate (hereinafter Licensor) to Licensee of WorldGate(SM) and third party software, microcode and documentation, whether stored in electronic (including firmware), magnetic, optical, printed or other media (collectively Programs) for which title to and all proprietary rights in are reserved to Licensor and its suppliers. These Programs are being furnished to Licensee as part of a commercial relationship between Licensee and Licensor for the sole purpose (the "Purpose") of enabling Licensee's activities assisting Licensor with the promotion, distribution and use of the WorldGate(SM) Internet access service (the "WorldGate Service") to its subscribers (the "Customers) as reasonably required for and in accordance with such relationship.

1. GRANT OF LIMITED LICENSE: Licensor hereby grants to Licensee (hereinafter Licensee) and Licensee hereby accepts a personal, nonexclusive license solely to use the Programs on the terms and conditions set forth herein. Except as specifically provided herein, no interest, right or license, express or implied, is granted in or to the Programs, and all such other interests, rights and licenses are hereby reserved.

2. OWNERSHIP RIGHTS: Any reference to sale or purchase not withstanding, title to the Programs and all copies and derivatives thereof, in whole or in part, shall be and remain in Licensor and its suppliers, and no title to or ownership of the Programs or any derivative thereof is conveyed or otherwise transferred to the Licensee. Licensee acknowledges that the Programs constitute confidential and proprietary information and trade secrets of Licensor and its suppliers, whether or not the Programs, or any portion thereof, are or may be copyrighted or copyrightable and/or patented or patentable, and that the Programs are being made available to Licensee only on the basis of a confidential and proprietary relationship between Licensee and Licensor established as part of the aforesaid commercial relationship for the above Purpose.

3. RESTRICTION ON TRANSFER: Licensee shall not sell, assign, sub-license or otherwise transfer the Programs, or any portion thereof to any third party.

4. RESTRICTION ON USE, DISASSEMBLY AND REVERSE ENGINEERING: Licensee may use the Programs solely and exclusively at Licensee's offices as identified by Licensee as the ship to location for the Programs and the computer(s) and associated peripherals (the "WorldGate Platform") furnished by Licensor to Licensee, as and when provided by Licensor to Licensee. Licensee shall use the Programs only as part of the operation of the WorldGate Platform to provide the WorldGate Service to the Customers, and then only in connection with Licensee's immediate internal operations as reasonably required in accordance with, and in furtherance of the Purpose set forth above, and shall not otherwise use nor offer or supply the use of the Programs to others under any circumstance. Licensee shall not, either directly or through any third party, de-compile, disassemble or otherwise reverse engineer the Programs.

5. RESTRICTION ON COPYING AND ALTERATION: Licensee shall make no copies of, alterations to, or other derivatives of the Programs, or any part thereof, or remove any proprietary and/or copyright legends or restrictions which are in the Programs originally supplied to Licensee.

6. RESTRICTION ON DISCLOSURE: Licensee shall store the Programs in a secure manner and make the Programs available only to Licensee's employees who require access to the same for the above Purpose and who agree to abide by these terms. Except as expressly permitted herein, Licensee shall not disclose or otherwise make available the Programs, or any portion thereof, to any third party or to any other employee or agent of Licensee. Licensee shall take all reasonable steps necessary to ensure the Programs, and any and all portions, copies and derivatives thereof, are not disclosed or otherwise made available by Licensee (or employees or agents of Licensee) to any third party except as aforesaid.

7. TERM, TERMINATION AND REMEDIES: The term of this License Agreement and the license granted hereunder shall terminate on the earlier of: (a) the termination or expiration of the aforesaid commercial relationship with Licensor or the failure of Licensee to comply with any of the terms and provisions hereof or of any agreement providing for such relationship, which failure continues for a period of five (5) days after written notice thereof, or (b) when Licensee ceases to operate, de-installs or otherwise no longer requires access to the WorldGate Service or Platform for such Purpose. Upon termination of this License Agreement all rights to use the Programs shall terminate and Licensee shall immediately cease all use of the Programs and return the Programs and all copies thereof, in whole or in part, to Licensor (or upon Licensor's written request destroy the same,) and furnish Licensor a written statement certifying that the original and all such copies of the Programs and any related material received from Licensor or made in connection with such license have been returned to Licensor or destroyed pursuant to Licensor's written request. Licensor reserves all rights and remedies, whether provided by contract, at law, self-help, in equity and/or otherwise, to enforce it rights under this License Agreement. Licensee acknowledges and agrees that any breach or threatened breach of this License Agreement shall cause Licensor irreparable injury for which there may be no adequate remedy at law, and that in addition to any other remedies available, Licensor shall be entitled to obtain injunctive relief as well as actual damages.

WorldGate Communications      Confidential

                                    EXHIBIT C

                MARKETING AND PROMOTION OF THE WORLDGATE SERVICE

The Parties will provide, throughout the term of this Agreement, at least the following identified activities to market and promote the WorldGate Service:

WG WILL PROVIDE:

- joint press release prior to 12/1/99 of execution of Affiliate Agreement and Affiliate's system-wide deployment

- three times yearly direct mail piece; (WG will supply creative and provide both printing and mail processing for purchase at WG's cost).

-     camera-ready ad slicks for newspaper and cable guide promotion.

- creative for bill inserts and Point of Purchase displays (for purchase at WG's cost).

- four: 30/25:5 second video spots for use as commercials, distributed annually.

-     WG User Guide available in electronic format.

- one (1) "Leave Behind" instructional video for subscribers and one (1) printed generic WG User Guide can be purchased at WG's cost.

-     training for installers and all customer contact personnel.


AFFILIATE WILL PROVIDE:

- joint press release prior to 12/1/99 of execution of Affiliate Agreement and Affiliate's system-wide deployment

- at Affiliate's discretion, send direct mail at least three times per year to non-WG households in all WG serviceable areas. (Affiliate will provide mailing lists, address labeling, out-bound postage and return fulfillment costs.)

- at Affiliate's discretion, run a minimum of 1000,: 30-second spots on cable system ad avails with WG approved commercials per month. Ad insertion to take place on ad supported channels as agreed between parties, to be run at times between 6:00 AM to 12:00 PM (local time).

- at Affiliate's discretion, cross-channel affidavits supporting ad insertion (time and channel) to be submitted to WG quarterly.

- at Affiliate's discretion, placement of WG approved :30-second commercials (or other WG provided promotional pieces) on Affiliate's PPV promotion channel(s), for regular rotation for two-week intervals, monthly.

- at Affiliate's discretion, WG bill insert or envelope advertisement in or on cable subscriber monthly billing statement, three times per annum.

- at Affiliate's discretion, reasonable use of local origination text-based channels (if available) to promote WG.

- at Affiliate's discretion, train all customer contact representatives on all WG Services.

- at Affiliate's discretion, reasonable promotion of WorldGate Service on Affiliate's web home page



Effective Date:            Affiliate Initials:             WG Initials:
              -----------                    -------------             ---------

WorldGate Communications      Confidential

                                    EXHIBIT D
                             SUBSCRIBER ACCESS FEES

SERVICE ACCESS FEES:

The following WorldGate Service Access Fees are payable by Affiliate to WG on a monthly basis for each Subscriber having access to the WorldGate Service during such month (prorated based upon a 30 day month for Subscribers having access to the WorldGate Service for less than a full calendar month). Various penetration benchmarks are also set forth which, if achieved, will result in an adjustment in the particular amount payable for such Service Access Fees. Affiliate's performance with respect to these benchmarks and the resultant amounts payable hereunder shall be determined on an aggregate System wide basis based on the results of all Systems hereunder. Any adjustment in the amount payable for such Access Fees shall apply only for prospective periods after the benchmarks have been achieved, and then only after written notice has been provided by Affiliate to WG providing the details as to such achievement.

For purposes of determining the applicable rate for the Service Access Fees payable hereunder for the Systems (x) the number of "WorldGate Subscribers" for any month shall mean the average number of actual Subscribers to the WorldGate Service for that month and shall include only the Subscribers being invoiced for and paying the standard retail charge which Affiliate invoices its customers for the WorldGate Service (Service Access Fees are, however, payable by Affiliate to WG for all Subscribers receiving access to the WorldGate Service irrespective of whether such standard retail charge or any payment is made by such Subscribers to Affiliate), and (y) the number of "WorldGate Capable Customers for any month shall mean the average number of Affiliate's actual customers (including only those customers being invoiced for and paying the standard retail charge which Affiliate invoices for its television programming distribution service) which during the month had sufficient System architecture and Head-end Package components of the WorldGate Platform installed and operational to permit such customer to have become a WorldGate Subscriber, had the customer so chosen, and
(z) the "Penetration for any month shall mean the number of WorldGate Subscribers divided by the number of WorldGate Capable Customers as determined above. Monthly averages hereunder shall be determined dividing by two the sum of the applicable number on the first and last business days of the month.

In addition to the Service Access Fees as set forth below Affiliate shall pay to WG as Subscriber Access Fees in the event the amount which Affiliate invoices and/or otherwise charges its customers as part Affiliate's standard monthly retail price for the WorldGate Service exceeds U.S.$14.95 for an unmetered service option, an amount equal to thirty-five (35%) percent of such excess.

WORLDGATE PLUS SERVICE:

FOR AFFILIATES OFFERING THE WORLDGATE SERVICE AS AN UNLIMITED USAGE SERVICE ON AN A' LA CARTE BASIS (INCLUDES AN ALLOTTED USAGE TIME PER SUBSCRIBER PER MONTH WHICH IS NOT LIMITED IN NUMBER OF HOURS).

          Monthly A' La Carte Service Access Fees for Unlimited Service


     WorldGate Capable Customers                   ##             ##          ##

             System-wide                           ##             ##          ##


CHANNEL HYPERLINKING-SM- AND OTHER REVENUE SHARING OPPORTUNITIES:

The parties anticipate that the Subscriber Accessible Content will include opportunities to generate revenue from third parties through Channel HyperLinking, advertising, commodity buying/selling lead generation and similar services which may be enabled by the WorldGate Platform. The Parties further recognize that such opportunities may require commitments with advertising agencies and other third parties as well as administrative, accounting, and other services and associated costs, fees, and expenses in order to permit such revenue to be generated. The Parties will

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## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

work together to maximize such opportunities. Any net revenue which is generated as a result of such services as the Parties agree to make available to Subscribers as part of the WorldGate Service hereunder will be evenly shared by WG and Affiliate, after payment of such associated costs, fees, and expenses, and subject to any required commitments as aforesaid.

WorldGate Communications      Confidential